PRICING SUPPLEMENT                                           File No. 333-132911
(To MTN Prospectus Supplement, General Prospectus                 Rule 424(b)(3)
Supplement and Prospectus, each dated March 31, 2006)
Pricing Supplement Number: 2601

                           Merrill Lynch & Co., Inc.
                          Medium-Term Notes, Series C
                  Due Nine Months or More from Date of Issue

                              Floating Rate Notes

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
Principal Amount:      $50,000,000                         Original Issue Date:              December 1, 2006

CUSIP Number:          59018YYT2                           Stated Maturity Date:             March 30, 2011

Issue Price:           100.00%

Interest Calculation:                                      Day Count Convention:
----------------                                           --------------------
|x|   Regular Floating Rate Note                           |x|   Actual/360
|_|   Inverse Floating Rate Note                           |_|   30/360
        (Fixed Interest Rate):                             |_|   Actual/Actual



Interest Rate Basis:
----------------
|x|   LIBOR                                                |_|   Commercial Paper Rate
|_|   CMT Rate                                             |_|   Eleventh District Cost of Funds Rate
|_|   Prime Rate                                           |_|   CD Rate
|_|   Federal Funds Rate                                   |_|   Other (see attached)
|_|   Treasury Rate

                  Designated CMT Page:                                            Designated LIBOR Page:

                       CMT Moneyline Telerate Page:                            LIBOR Moneyline Telerate Page:3750
                                                                               LIBOR Reuters Page:


Index Maturity:        One Month                               Minimum Interest Rate:        Not Applicable


Spread:                0.1600%                                 Maximum Interest Rate:        Not Applicable

Initial Interest Rate: Calculated as if the Original Issue     Spread Multiplier:            Not Applicable
                       Date was an Interest Reset Date

Interest Reset Dates:  Monthly, on the 30th, commencing on
                       December 29, 2006, subject to modified following Business Day convention.


Interest Payment
Dates:                 Monthly, on the 30th, commencing on
                       December 29, 2006, subject to modified following Business Day convention. Short Stub at the first payment.

Repayment at the
Option of the Holder:  The Notes cannot be repaid prior to the Stated
                       Maturity Date.

Redemption at the
Option of the Company: The Notes cannot be redeemed prior to the Stated
                       Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:               The Bank of New York

Underwriting Discount: 0.0000%

Dated:                 November 09, 2006
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